Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned officers of Starz Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certify that, to their knowledge:
(i)the Form 10-K of the Company (the “Report”) for the period ended March 31, 2025, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in this report.

/s/ JEFFREY A. HIRSCH
Jeffrey A. Hirsch
Chief Executive Officer
Date: June 26, 2025

/s/ SCOTT D. MACDONALD
Scott D. Macdonald
Chief Financial Officer
Date: June 26, 2025